SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           May 24, 2006 (May 23, 2006)
                Date of Report (Date of earliest event reported)


                        REDHOOK ALE BREWERY, INCORPORATED
               (Exact Name of Registrant as Specified in Charter)


         Washington                      0-26542                  91-1141254
(State or Other Jurisdiction    (Commission file number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                        14300 NE 145th Street, Suite 210
                          Woodinville, Washington 98072
               (Address of Principal Executive Offices, Zip Code)


                                 (425) 483-3232
              (Registrant's Telephone Number, Including Area Code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

Director Compensation

On May 23, 2006, the Board of Directors of Redhook Ale Brewery, Incorporated ("the Company") approved a change to director compensation which took effect immediately after the Annual Meeting of Shareholders held on May 23, 2006 (the "Meeting"). In addition to annual fees, each non-employee director (other than Anheuser-Busch, Incorporated designated directors) will receive, effective on the date of the Meeting, a one-time grant of an immediately exercisable option to purchase 3,500 shares of Company common stock at $0.01 per share (the "Options") . The Options expire on June 30, 2006. The Options were granted under the Company's 2002 Stock Option Plan.

The Options are in lieu of a grant of 3,500 shares of common stock to each non-employee/non-Anheuser-Busch director that was approved by the Compensation Committee on January 12, 2006 and described in the Company's current report on Form 8-K filed on January 19, 2006.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               REDHOOK ALE BREWERY,
                                               INCORPORATED



Dated:  May 24, 2006                       By: /s/ DAVID J.MICKELSON
                                                --------------------------------
                                                  David J. Mickelson
                                                  Principal Financial Officer